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                                                                   Exhibit 10.26

                          DURA AUTOMOTIVE SYSTEMS, INC.
                            1998 STOCK INCENTIVE PLAN

                                 NOTICE OF GRANT
                             PERFORMANCE SHARE AWARD

                                     [Name]
                               Rochester Hills, MI

     You have been granted an Award of Performance Shares, subject to the terms and conditions of the Plan and the attached Performance Share Award Agreement, as follows:

Number of Performance
Shares Granted:

Date of Grant:          May 31, 2006

Statement of
Performance Goal:       The completion of a material improvement in the
                        Company's consolidated balance sheet, as determined by
                        the Compensation Committee of the Company's Board of
                        Directors.

Performance Period:     Begins May 31, 2006 and ends on the first to occur of
                        (a) the date that the Compensation Committee determines
                        that the Performance Goal has been met or (b) two years
                        from the Date of Grant.

Payment: The Shares will be released on the last day of the month in which the Performance Goal is satisfied, if the Performance Goal is satisfied before the end of the Performance Period.


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                          DURA AUTOMOTIVE SYSTEMS, INC.

                            1998 STOCK INCENTIVE PLAN

                        PERFORMANCE SHARE AWARD AGREEMENT

                              (AS OF MAY 31, 2006)

     1. Performance Share Award - Terms and Conditions. Under and subject to the provisions of the Dura Automotive Systems, Inc. 1998 Stock Incentive Plan (as amended from time to time, the "Plan"), Dura Automotive Systems, Inc. (the "Company") has granted to the employee receiving this Agreement (the "Employee") a Performance Share Award (the "Award") of such number of shares of Class A Common Stock, $.01 par value, of the Company as set forth in the Notice of Grant (the "Stock"). Such Award is subject to the following terms and conditions (which together with the Notice of Grant specifying the number of shares subject to the Award, the Performance Period and the Statement of Performance Goals (as defined below) related thereto is referred to as the "Agreement").

     (a) Performance Period. For purposes of the Agreement, the "Performance Period" shall be the Performance Period set forth and designated as such in the Notice of Grant.

     (b) Release of Award. Provided that the Award has not previously been forfeited, on the last day of the month in which the Compensation Committee determines that the Performance Goal has been met and the satisfaction of applicable withholding obligations, the Company shall at its option, cause such shares as to which the Employee is entitled pursuant to Section 1(c) hereof either (i) to be released without restrictions on transfer by delivery of a stock certificate registered in the name of the Employee or his or her designee, and the certificate shall be released to the custody of the Employee, or (ii) to be credited without restrictions on transfer to a book-entry account for the benefit of the Employee or his or her designee maintained by the Company's stock transfer agent or its designee.

     (c) Satisfaction of Performance Objectives.

          (i) The Performance Shares are granted to the Employee subject to the prohibitions on transfer set forth in Section 3 below, which shall lapse, if at all, based upon attainment during the Performance Period of the performance objectives set forth in the Statement of Performance Goals set forth in the Notice of Grant (the "Statement of Performance Goals").

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          (ii) The number of shares of Stock actually earned shall be contingent upon the attainment during the Performance Period of the performance objectives set forth in the Statement of Performance Goals. All Performance Shares will be forfeited if the performance objectives are not satisfied on or before the end of the Performance Period and, except as otherwise provided herein, if the Employee ceases to be employed by the Company at any time prior to the termination of the Performance Period and release of the restrictions on transfer relating to the Award as provided in Section 1(b) above.

     (d) Rights During Performance Period. During the Performance Period, the Employee may exercise full voting rights with respect to all shares of Stock subject to the Award and shall be entitled to receive cash dividends and other distributions paid with respect to such shares. If any such dividends or distributions are paid in securities of the Company (including additional shares of Stock), such securities shall be subject to the same restrictions and conditions as the Performance Shares in respect of which such dividend or distribution was made. If the number of outstanding shares of Stock is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Company, the number of shares of Stock subject to this Award shall be adjusted to correspond to the change in the Company's outstanding shares of Stock. Upon the expiration of the Performance Period, the Employee may exercise voting rights and shall be entitled to receive dividends and other distributions with respect to the number of shares to which the Employee is entitled pursuant to Section 1(c) hereof.

     (e) Adjustments to Award. The number of shares subject to the Award is based upon the assumption that the Employee shall continue to perform substantially the same duties throughout the Performance Period, and such number of shares may be reduced or increased by the Administrator or its designee without formal amendment of the Agreement to reflect a change in duties during the Performance Period.

     2. Termination of Employment. Other than in the event of a Change in Control covered in Section 4, if the Employee ceases to be an employee of the Company or of one of its Subsidiaries prior to the expiration of the Performance Period for any reason other than (a) death, (b) Disability, or (c) voluntary retirement after age 59 1/2 , all shares of Stock awarded to the Employee hereunder shall be automatically forfeited upon such termination of employment.


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     Other than in the event of a Change in Control covered in Section 4, if the
Employee ceases to be an employee of the Company or of one of its Subsidiaries prior to the expiration of the Performance Period due to (a) death, (b) Disability, or (c) voluntary retirement after the Employee has reached age 59
1/2 , the Employee shall be eligible to receive a pro-rata portion of the shares of Stock which would have been issued to the Employee under the Award at the end of the Performance Period determined in accordance with the provisions of
Section 1(c) hereof, such pro-rata portion to be measured by a fraction, of which the numerator is the number of full months of the Performance Period during which the Employee's employment continued, and the denominator is the full number of months of the Performance Period. For purposes of this Section 2, only employment for 15 days or more of a month shall be deemed employment for a full month.

     If the Employee dies before the end of the Performance Period and is entitled to receive a pro-rata portion of the shares of Stock, the shares shall be released to the Employee's estate or to a person who acquires the right to the shares by bequest or inheritance.

     3. Prohibition Against Transfer. Until the expiration of the Performance Period, the Award and the shares of Stock subject to the Award and the rights granted under this Agreement are nontransferable except by will or by the laws of descent and distribution. Without limiting the generality of the foregoing, the Award and such shares may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of until the expiration of the Performance Period and issuance of the shares without restriction as set forth in Section 1(c) hereof, shall not be assignable by operation of law, and shall not be subject to execution, attachment, change, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.

     4. Change in Control. Upon a Change in Control of the Company as defined in
Section 2(g) of the Plan, the performance objectives shall be conclusively deemed to have been attained and the Award shall be vested immediately upon the occurrence of such Change in Control. The shares of Stock subject to the Award shall be released without restriction on transfer to the Employee as soon as practicable following the Change in Control.

     5. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of Michigan and any applicable laws of the United States, and (c) except as expressly permitted under the Plan,


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may not be modified adversely to the Employee's interest without the written consent of both the Company and the Employee. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof. If the Award is assumed or a new award is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Code), employment by such assuming or substituting Company or by a parent Company or subsidiary thereof shall be considered for all purposes of the Award to be employment by the Company.

     6. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

     7. Withholding Taxes. Employee understands and acknowledges that he or she will be required to pay to the Company any applicable Federal, state, local or foreign withholding tax due as a result of the release of shares of Stock to Employee. The Company's obligation to deliver the shares of Stock shall be subject to such payment. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Employee any Federal, state, local or foreign withholding taxes due with respect to the delivery of such shares.

     8. NO GUARANTEE OF CONTINUED SERVICE. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE PERFORMANCE SHARES ARE EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED A RIGHT OR ACCEPTING A RIGHT HEREUNDER). EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT NEITHER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE PERFORMANCE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH EMPLOYEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE EMPLOYEE'S


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RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. Employee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Employee further agrees to notify the Company upon any change in the residence address indicated below.

EMPLOYEE:


Signature:
           -----------------------------
Print Name:
            ----------------------------
Residence Address:
                   ---------------------

                   ---------------------

DURA AUTOMOTIVE SYSTEMS, INC.


By:
    ------------------------------------
    Theresa Skotak
Title: Vice President, Human Resources


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